Exhibit 99.1

(2) Per Bank Covenant

$330.6 $402.6 $394.7 $413.0 $418.4 $508.3 $334.0 $350.9 $280.1 0 100 200 300 400 500 600 Q122 Q222 Q323 Q422 Q123 Q223 Q323 Q423 Q124 Global Ingredients DGD Feed Food Fuel

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2024 Finished Product Pricing Feed Segment Ingredients January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Bleachable Fancy Tallow - Chicago Renderer / cwt $43.43 $42.04 $44.26 $43.25 Yellow Grease - Illinois / cwt $31.60 $31.50 $32.05 $31.71 Used Cooking Oil (UCO) - Illinois / cwt $34.14 $32.25 $32.25 $32.90 Meat and Bone Meal - Ruminant - IL/ ton $310.00 $279.13 $288.75 $292.91 Poultry By-Product Meal - Feed Grade - Mid South/ton $412.50 $432.75 $376.00 $407.17 Poultry By-Product Meal - Pet Food - Mid South/ton $611.31 $775.75 $830.75 $737.17 2024 Vegetable Oils Pricing Competing Ingredient for Feed Segment fats & biofuel feedstock January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Soybean Oil (crude/de-gummed) - Central Illinois / cwt $48.42 $44.08 $44.86 $45.83 Soybean Oil (RBD) - Central Illinois / cwt $56.16 $53.22 $53.31 $54.26 Distiller's Corn Oil - IL/WI cwt $45.64 $43.63 $42.71 $44.02 2024 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Corn - Track Central IL #2 Yellow / bushel $4.23 $4.00 $4.05 $4.42 2024 European Benchmark Pricing Palm Oi l - Competing ingredient for edible fats in Food Segment Soy meal - Competing ingredient for protein meals in Feed Segment January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Palm oil - CIF Rotterdam / metric ton $951 $978 $1,068 $999 Soy meal - CIF Rotterdam / metric ton $501 $450 $442 $464 QTR. over QTR. (Sequential) Year over Year (Q1) Comparison Q4-2023 Q1-2024 % Q1-2023 Q1-2024 % Average Jacobsen Prices (USD) Avg. Avg. Change Avg. Avg. Change Bleachable Fancy Tallow - Chicago Renderer / cwt $54.54 $43.25 -20.7% $61.39 $43.25 -29.5% Yellow Grease - Illinois / cwt $40.69 $31.71 -22.1% $51.10 $31.71 -37.9% Used Cooking Oil (UCO) - Illinois / cwt $42.94 $32.90 -23.4% $53.61 $32.90 -38.6% Meat and Bone Meal - Ruminant - Illinois / ton $372.44 $292.91 -21.4% $435.85 $292.91 -32.8% Poultry By-Product Meal - Feed Grade - Mid South / ton $446.37 $407.17 -8.8% $406.94 $407.17 0.1% Poultry By-Product Meal - Pet Food - Mid South / ton $689.80 $737.17 6.9% $743.75 $737.17 -0.9% Soybean Oil (crude/de-gummed) - Central Illinois / cwt $55.33 $45.83 -17.2% $62.18 $45.83 -26.3% Soybean Oil (RBD) - Central Illinois / cwt $63.18 $54.26 -14.1% $71.40 $54.26 -24.0% Distiller's Corn Oil - IL/WI per cwt $53.83 $44.02 -18.2% $57.86 $44.02 -23.9% Average Wall Street Journal Prices (USD) Corn - Track Central IL #2 Yellow / bushel $4.80 $4.42 -7.9% $6.84 $4.42 -35.4% Average Thomson Reuters Prices (USD) Palm oil - CIF Rotterdam / metric ton $928 $999 7.7% $993 $999 0.6% Soy meal - CIF Rotterdam / metric ton $541 $464 -14.2% $595 $464 -22.0% 2024 Average Jacobsen Prices (USD) 2024 Average Jacobsen Prices (USD) 2024 Average Wall Street Journal Prices (USD) 2024 Average Thomson Reuters Prices (USD) 17

Adjusted EBITDA March 30, April 1, (U.S. dollars in thousands) 2024 2023 Net income attributable to Darling 81,157$ 185,801$ Depreciation and amortization 127,509 116,006 Interest expense 62,876 50,299 Income tax expense 3,907 26,974 Restructuring and asset impairment charges - 4,524 Acquisition and integration costs 4,054 7,022 Change in fair value of contingent consideration (25,249) - Foreign currency gain (236) (5,004) Other income, net (8,656) (6,159) Equity in net income of Diamond Green Diesel (78,419) (94,337) Equity in net income of other unconsolidated subsidiaries (2,310) (120) Net income attributable to noncontrolling interests 431 4,054 Adjusted EBITDA (Non-GAAP) 165,064$ 289,060$ Foreign currency exchange impact (1,240) (1) - Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP) 163,824$ 289,060$ DGD Joint Venture Adjusted EBITDA (Darling's Share) 115,061$ 129,323$ Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA 280,125$ 418,383$ (1) The average rate assumption used in this calculation were the actual average rate for the three months ended March 30, 2024 of €1.00:USD$1.09, R$1.00:USD$0.20 and CAD$1.00:USD$0.74, as compared to the average rate for the three months ended April 1, 2023 of €1.00:USD$1.07, R$1.00:USD$0.19 and CAD$1.00:USD$0.74, respectively. Three Months Ended